As filed with the Securities and Exchange Commission on June 24, 2011Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
________________

FORM S-8
REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

INTEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1672743 (I.R.S. Employer Identification Number)
2200 Mission College Blvd. Santa Clara, CA (Address of Principal Executive Offices)	95054-1549 (Zip Code)

Intel Corporation 2006 Equity Incentive Plan
Intel Corporation 2006 Stock Purchase Plan
(Full Title of the Plan)

CARY I. KLAFTER, ESQ.
Vice President and Secretary
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA  95054-1549
(Name and Address of Agent for Service)

(408) 765-8080
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
RONALD O. MUELLER, ESQ.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, NW
Washington, DC  20036
(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company □

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.001 per share issuable under the Intel Corporation 2006 Equity Incentive Plan	13,512,737 shares (4)	$21.30	$ 287,821,298	$ 33,416.05
Common Stock, par value $0.001 per share issuable under the Intel Corporation 2006 Stock Purchase Plan	133,000,000 shares	$21.30	$2,832,900,000	$328,899.69

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act,  based upon the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq Global Select Market on June 20, 2011, which was $21.30.

(3)
Pursuant to Rule 457(p) under the Securities Act: (a) $38,848.30, $25,765.08, $6,144.56 and $984.50 of the registration fees previously paid by McAfee, Inc. (“McAfee”), a wholly owned subsidiary of the Registrant, with respect to shares of McAfee common stock remaining unsold after the termination of the offerings under McAfee's Registration Statements on Form S-8 (Commission File Numbers 333-168619, 333-161144, 333-157100 and 333-150919, respectively), initially filed on August 6, 2010, August 7, 2009, February 4, 2009 and May 14, 2008, respectively; and (b) $2,679.39 of the registration fee previously paid by Wind River Systems, Inc. (“Wind River Systems”), a wholly owned subsidiary of the Registrant, with respect to shares of Wind River Systems common stock remaining unsold after the termination of the offering under Wind River Systems' Registration Statement on Form S-8 (Commission File Number 333-144023), initially filed on June 25, 2007, is being used to offset the registration fee due in connection with this Registration Statement.  Accordingly, a filing fee of $287,893.91 is being paid herewith.

(4)
The Registrant previously registered 369,000,000 shares of Common Stock for issuance under the Intel Corporation 2006 Equity Incentive Plan (the “Plan”) pursuant to a Registration Statement on Form S-8 (File No. 333-160272) filed with the Securities and Exchange Commission on June 26, 2009.  Of these shares, 154,487,263 shares (the “Option Exchange Shares”) (a) were authorized for issuance upon exercise of the options available for grant under the employee stock option exchange program that the Corporation’s stockholders approved at the Corporation’s 2009 Annual Stockholders’ Meeting (the “Option Exchange Program”), (b) were not issued under the Option Exchange Program and were not otherwise available for issuance under the Plan, and (c) solely for registration purposes under the Securities Act, continue to be registered under the Plan.  Accordingly, of the 168,000,000 shares of Common Stock that the Corporation’s stockholders authorized for issuance under the Plan at the Corporation’s 2011 Annual Stockholders’ Meeting, 154,487,263 are registered under Registration Statement File No. 333-160272 and 13,512,737 are being registered on this Registration Statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Intel Corporation, a Delaware corporation (the “Corporation” or the “Registrant”), relating to (i) 13,512,737 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible employees and non-employee directors of the Corporation under the Intel Corporation 2006 Equity Incentive Plan, which Common Stock is in addition to the (a) 175,000,000 shares of Common Stock registered on the Corporation’s Form S-8 filed on June 21, 2006 (Commission File No. 333-135177), (b) the 119,000,000 shares of Common Stock registered on the Corporation’s Form S-8 filed on June 21, 2007 (Commission File No. 333-143932) and (c) the 369,000,000 shares of Common Stock registered on the Corporation’s Form S-8 filed on June 26, 2009 (Commission File No. 333-160272); and (ii) 133,000,000 shares of its Common Stock issuable to eligible employees of the Corporation under the Intel Corporation 2006 Stock Purchase Plan, which Common Stock is in addition to the 240,000,000 shares of Common Stock registered on the Corporation’s Form S-8 filed on June 21, 2006 (Commission File No. 333-135178) (collectively, the "Prior Registration Statements").

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                                Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of Intel Corporation with the Commission, each of the following exhibits is filed herewith:

Exhibit No.                      Exhibit Description

4.1*
Third Restated Certificate of Incorporation of Intel Corporation dated May 17, 2006 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on May 22, 2006, File No. 000-06217).

4.2*	Intel Corporation Bylaws, as amended on May 19, 2009 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K as filed on May 22, 2009, File No. 000-06217).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page hereto).

99.1	Intel Corporation 2006 Equity Incentive Plan as Amended and Restated Effective May 19, 2011.

99.2	Intel Corporation 2006 Stock Purchase Plan.

*Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 24th day of June, 2011.

INTEL CORPORATION

By:	/s/ Stacy J. Smith
Stacy J. Smith
Senior Vice President, Chief Financial Officer,
and Principal Accounting Officer

Each person whose signature appears below constitutes and appoints A. Douglas Melamed, Stacy J. Smith, and Cary I. Klafter and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Paul S. Otellini	/s/ Stacy J. Smith
Paul S. Otellini President, Chief Executive Officer, Director and Principal Executive Officer June 24, 2011	Stacy J. Smith Senior Vice President, Chief Financial Officer, and Principal Accounting Officer June 24, 2011

/s/ Charlene Barshefsky	/s/ David S. Pottruck
Charlene Barshefsky Director June 24, 2011	David S. Pottruck Director June 24, 2011

/s/ Susan L. Decker	/s/ Jane E. Shaw
Susan L. Decker Director June 24, 2011	Jane E. Shaw Chairman of the Board of Directors June 24, 2011

/s/ John J. Donahoe	/s/ Frank D. Yeary
John J. Donahoe Director June 24, 2011	Frank D. Yeary Director June 24, 2011

/s/ Reed E. Hundt	/s/ David B. Yoffie
Reed E. Hundt Director June 24, 2011	David B. Yoffie Director June 24, 2011

/s/ James D. Plummer
James D. Plummer Director June 24, 2011

EXHIBIT INDEX

Exhibit No.                      Exhibit Description

4.1*
Third Restated Certificate of Incorporation of Intel Corporation dated May 17, 2006 (incorporated by reference to Exhibit 3.1 of the Registrant's Current Report on Form 8-K as filed on May 22, 2006, File No. 000-06217).

4.2*	Intel Corporation Bylaws, as amended on May 19, 2009 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K as filed on May 22, 2009, File No. 000-06217).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained on signature page hereto).

99.1	Intel Corporation 2006 Equity Incentive Plan as Amended and Restated Effective May 19, 2011.

99.2	Intel Corporation 2006 Stock Purchase Plan .

*Incorporated by reference